Exhibit 99.1
Crescent Energy Reports Third Quarter 2024 Financial and Operating Results, Raises Outlook for Third Consecutive Quarter

Houston, November 4, 2024 – Crescent Energy Company (NYSE: CRGY) ("Crescent" or the "Company") today announced financial and operating results for the third quarter of 2024. A supplemental slide deck can be found at www.crescentenergyco.com. The Company plans to host a conference call and webcast at 10 a.m. CT on Tuesday, November 5, 2024. Details can be found in this release.

Third Quarter 2024 Highlights
–Continued robust financial performance; generated Operating Cash Flow of $368 million and Levered Free Cash Flow(1) of $158 million
–Increased second half 2024 guidance, with an enhanced capital outlook and unchanged production, generating incremental free cash flow
–Demonstrating positive rate-of-change in the Eagle Ford, with an approximately 30% increase in well productivity year-over-year
–Increasing SilverBow Resources, Inc. ("SilverBow") synergy targets by more than 20%, with $66 million of annualized uplift realized within three months of closing
–Closed accretive Central Eagle Ford bolt-on on October 1, 2024, adding low decline oil production and high-return inventory in a core operating area
–Opportunistically divested approximately $50 million of non-core assets year-to-date with continued focus on portfolio optimization
–Executed roughly 20% of authorized Share Repurchase Program year-to-date at weighted average share price of $10.07; declared quarterly cash dividend of $0.12 per share, in line with enhanced and simplified shareholder return framework
–Added to the S&P SmallCap 600 Index on October 4, 2024, resulting in increased passive ownership

Crescent CEO David Rockecharlie said, “Crescent's third quarter results reflect continued execution on our business objectives of growing profitably through acquisitions while capturing additional value from our current assets. We have raised guidance for the third consecutive quarter this year, driven by further operating efficiencies and accelerated synergies from the SilverBow acquisition. I am proud of our talented team and the results they have been able to achieve for our investors.

We are also pleased to be included into the S&P SmallCap 600 Index, reflecting the consistent financial and operating performance our team has delivered. I am confident in our ability to capitalize on recent successes and continue our profitable growth trajectory towards our investment grade ambitions.”

Third Quarter Financial and Operating Results
Third quarter production averaged 219 MBoe/d (39% oil and 58% liquids). The Company drilled 22 gross operated wells (17 in the Eagle Ford and 5 in the Uinta), brought online 37 gross operated wells (27 in the Eagle Ford and 10 in the Uinta) and incurred capital expenditures (excluding acquisitions) of $211 million. Development costs continued to improve with accelerated synergy capture from the SilverBow acquisition, operational efficiency gains and successful rebidding of services.

Crescent reported a net loss of $6 million and $82 million of Adjusted Net Income(1) in the third quarter. The Company generated $430 million of Adjusted EBITDAX(1), $368 million of Operating Cash Flow and $158 million of Levered Free Cash Flow(1).

Financial Position
Crescent maintains a strong balance sheet and a low leverage profile. During the third quarter, the Company completed an opportunistic $250 million add-on to the existing 7.375% senior notes due 2033 at 101% of par. As of September 30, 2024, the Company had a Net LTM Leverage(1) ratio of 1.5x, in-line with its stated leverage target, and liquidity of $1.5 billion.

On October 1, 2024, Crescent closed a $168 million all-cash bolt-on in the Central Eagle Ford. Following the closing, the Company had approximately $3.3 billion of long-term debt outstanding.

2024 Outlook
Crescent provided updated second half 2024 guidance pro forma for five months of SilverBow contribution. Relative to previous second half estimates, the Company announced a ~10% improvement to its second half 2024 capital investment guidance on the same production over the specified period, driven by accelerated synergy capture, operational efficiencies and successful service cost rebidding.

Pro Forma Crescent 2H'24 Guidance Update (Includes Five Months of SilverBow Contribution)

	Initial 2H'24 Guidance ($70/Bbl & $3/MMBtu)	Updated 2H'24 Guidance ($70/Bbl & $3/MMBtu)	2H'24 Change (# / %)
Total Production (MBoe/d)	232 - 241	232 - 241	— / —
Capital Expenditures (Excl. Acquisitions) ($MM)	$460 - $510	$425 - $455	($45 MM) / (~10%)

Note: All amounts are approximations based on currently available information and estimates and are subject to change based on events and circumstances after the date hereof. Please see “Cautionary Statement Regarding Forward-Looking Information.”

Shareholder Return
The Company recently enhanced and simplified its long-standing return of capital strategy to include a fixed dividend and the Crescent Board of Director's (the "Board") authorization of a $150 million Share Repurchase Program, through March 2026. For the third quarter of 2024, the Board approved a cash dividend of $0.12 per share payable on December 2, 2024, to shareholders of record as of the close of business on November 18, 2024. Any payment of future dividends is subject to Board approval and other factors.

During the third quarter, Crescent opportunistically repurchased $7 million of Class A shares at a weighted average share price of $10.68 under its Share Repurchase Program. The Company has approximately $120 million, or 80%, of its authorization remaining as of September 30, 2024.

Repurchases under the Share Repurchase Program may be made by Crescent or Crescent Energy OpCo LLC ("OpCo"), as applicable, and may be made from time to time in the open market, in a privately negotiated transaction, through purchases made in accordance with Rule 10b5-1 of the Exchange Act or by such other means as will comply with applicable state and federal securities laws. The timing of any such repurchases will depend on market conditions, contractual limitations and other considerations. The program may be extended, modified, suspended or discontinued at any time, and does not obligate the Company to repurchase any dollar amount or number of shares.

Conference Call Information
Crescent plans to host a conference call to discuss its recent financial and operating results at 10 a.m. CT on Tuesday, November 5, 2024. Complete details are below. A webcast replay will be available on the website following the call.

Date: Tuesday, November 5, 2024
Time: 10 a.m. CT (11 a.m. ET)
Conference Dial-In: 877-407-0989 / 201-389-0921 (Domestic / International)
Webcast Link: www.crescentenergyco.com

About Crescent Energy Company
Crescent is a differentiated U.S. energy company committed to delivering value for shareholders through a disciplined growth through acquisition strategy and consistent return of capital. Our long-life, balanced portfolio combines stable cash flows from low-decline production with deep, high-quality development inventory. Our activities are focused in Texas and the Rocky Mountain region. For additional information, please visit www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production, our hedging strategy and results, federal and state regulations and laws, elections and associated political volatility, the severity and duration of public health crises, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, the impact of the armed conflict in Ukraine, continued hostilities in the Middle East, including the Israel-Hamas conflict and heightened tensions with Iran, Lebanon and Yemen, the impact of disruptions in the capital markets, the timing and success of business development efforts, including acquisition and disposition opportunities, our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits from the acquisition of SilverBow, our reliance on our external manager (the "Manager"), sustained cost inflation, elevated interest rates and central bank policy changes associated therewith and other uncertainties. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise its respective forward-looking statements based on new information, future events or otherwise.

Financial Presentation
The Company expects its ownership of OpCo will increase over time through the redemption of OpCo Units for shares of Class A Common Stock or the issuance of additional shares of Class A Common Stock. As this occurs, the compensation the Manager is entitled to receive from the Company (the "Manager Compensation") pursuant to the formula defined in the management agreement between the Company and the Manager, which is reflected in our consolidated statements of operations, will increase. In order to pay the Manager Compensation, the Company must first receive a cash distribution from OpCo, and any such cash distribution necessitates a concurrent pro rata cash distribution to the holders of redeemable noncontrolling interests. This cash distribution to the holders of redeemable noncontrolling interests does not represent additional Manager Compensation; rather, it represents an ordinary cash distribution to the holders of redeemable noncontrolling interests. In certain instances in our financial statements and other disclosures, we clarify the underlying event that requires us to make such distributions, not because the distributions to the holders of redeemable noncontrolling interests are made for such purpose (e.g. Cash distributions to redeemable noncontrolling interests initiated by Class A common stock dividend, Cash distributions to redeemable noncontrolling interests initiated by Manager Compensation and Cash contributions from (cash distributions to) redeemable noncontrolling interests initiated by income taxes).

In our calculation of Adjusted EBITDAX and Levered Free Cash Flow, for both (i) historical periods and (ii) periods for which we provide guidance we reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management.

Crescent Operational Summary

	For the three months ended
	September 30, 2024	September 30, 2023	June 30, 2024
Average daily net sales volumes:
Oil (MBbls/d)	86	72	73
Natural gas (MMcf/d)	554	359	372
NGLs (MBbls/d)	40	25	30
Total (MBoe/d)	219	157	165
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$69.19	$75.70	$75.68
Natural gas ($/Mcf)	1.55	2.18	1.51
NGLs ($/Bbl)	23.53	24.10	24.55
Total ($/Boe)	35.50	43.73	41.27
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)	$66.93	$66.50	$67.94
Natural gas ($/Mcf)	2.00	2.38	2.27
NGLs ($/Bbl)	23.56	24.10	24.55
Total ($/Boe)(2)	35.76	39.92	39.57
Expense (per Boe)
Operating expense	$16.23	$18.74	$19.61
Depreciation, depletion and amortization	12.50	12.91	14.19
General and administrative expense	7.93	3.04	3.15
Non-GAAP and other expense (per Boe)
Adjusted operating expense, excluding production and other taxes(1)(3)(4)	$12.57	$15.45	$15.17
Production and other taxes	2.15	2.53	2.08
Adjusted Recurring Cash G&A(1)(4)	1.13	1.42	1.44

Crescent Income Statement

(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenues:
Oil	$548,430	$504,660	$1,521,946	$1,270,244
Natural gas	78,790	72,097	210,008	286,172
Natural gas liquids	87,253	54,724	221,103	131,098
Midstream and other	30,401	10,917	102,573	37,360
Total revenues	744,874	642,398	2,055,630	1,724,874
Expenses:
Lease operating expense	129,546	120,791	382,688	364,796
Workover expense	15,347	16,148	45,230	47,402
Asset operating expense	23,771	27,116	82,020	65,206
Gathering, transportation and marketing	89,405	61,722	224,825	160,650
Production and other taxes	43,171	36,475	106,759	116,223
Depreciation, depletion and amortization	251,498	186,492	640,444	492,879
Exploration expense	14,565	—	14,758	1,541
Midstream and other operating expense	25,304	8,289	82,829	13,803
General and administrative expense	159,677	43,831	249,532	106,235
(Gain) loss on sale of assets	12	—	(19,437)	—
Total expenses	752,296	500,864	1,809,648	1,368,735
Income (loss) from operations	(7,422)	141,534	245,982	356,139
Other income (expense):
Gain (loss) on derivatives	96,881	(252,108)	(4,589)	(68,211)
Interest expense	(61,840)	(42,200)	(146,885)	(102,648)
Loss from extinguishment of debt	(36,513)	—	(59,095)	—
Other income (expense)	1,631	917	2,405	1,206
Income (loss) from equity affiliates	44	116	122	396
Total other income (expense)	203	(293,275)	(208,042)	(169,257)
Income (loss) before taxes	(7,219)	(151,741)	37,940	186,882
Income tax benefit (expense)	1,640	20,639	(5,678)	(4,899)
Net income (loss)	(5,579)	(131,102)	32,262	181,983
Less: net (income) loss attributable to noncontrolling interests	765	(48)	(916)	(453)
Less: net (income) loss attributable to redeemable noncontrolling interests	(5,131)	78,280	(27,912)	(169,455)
Net income (loss) attributable to Crescent Energy	$(9,945)	$(52,870)	$3,434	$12,075
Net income (loss) per share:
Class A common stock – basic	$(0.07)	$(0.67)	$0.03	$0.21
Class A common stock – diluted	$(0.07)	$(0.67)	$0.03	$0.21
Class B common stock – basic and diluted	$—	$—	$—	$—
Weighted average shares outstanding:
Class A common stock – basic	146,620	78,709	117,749	58,663
Class A common stock - diluted	146,620	78,709	119,597	59,142
Class B common stock – basic and diluted	65,948	91,048	72,054	109,244

Crescent Consolidated Balance Sheet
(Unaudited)
	September 30, 2024	December 31, 2023
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$136,151	$2,974
Accounts receivable, net	507,657	504,630
Accounts receivable – affiliates	975	2,108
Derivative assets – current	130,543	54,321
Prepaid expenses	46,744	40,406
Other current assets	42,635	11,213
Total current assets	864,705	615,652
Property, plant and equipment:
Oil and natural gas properties at cost, successful efforts method
Proved	11,014,507	8,574,478
Unproved	481,344	283,324
Oil and natural gas properties at cost, successful efforts method	11,495,851	8,857,802
Field and other property and equipment, at cost	207,558	198,570
Total property, plant and equipment	11,703,409	9,056,372
Less: accumulated depreciation, depletion, amortization and impairment	(3,495,131)	(2,940,546)
Property, plant and equipment, net	8,208,278	6,115,826
Derivative assets – noncurrent	40,395	8,066
Investments in equity affiliates	13,306	6,076
Other assets	123,745	57,715
TOTAL ASSETS	$9,250,429	$6,803,335

Crescent Consolidated Balance Sheet
(Unaudited)
	September 30, 2024	December 31, 2023
	(in thousands, except share data)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$773,855	$613,543
Accounts payable – affiliates	16,376	52,607
Derivative liabilities – current	—	42,051
Financing lease obligations – current	3,719	4,233
Acquired deferred acquisition consideration	76,550	—
Other current liabilities	59,253	37,823
Total current liabilities	929,753	750,257
Long-term debt	3,225,173	1,694,375
Asset retirement obligations	441,838	418,319
Deferred tax liability	387,912	262,581
Financing lease obligations – noncurrent	4,376	7,066
Other liabilities	65,944	35,019
Total liabilities	5,054,996	3,167,617
Commitments and contingencies
Redeemable noncontrolling interests	1,320,159	1,901,208
Equity:
Class A common stock, $0.0001 par value; 1,000,000,000 shares authorized, 164,780,209 and 92,680,353 shares issued, 162,391,343 and 91,608,800 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	16	9
Class B common stock, $0.0001 par value; 500,000,000 shares authorized, 65,948,124 and 88,048,124 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	7	9
Preferred stock, $0.0001 par value; 500,000,000 shares authorized and 1,000 Series I preferred shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Treasury stock, at cost; 2,388,866 and 1,071,553 shares of Class A common stock as of September 30, 2024 and December 31, 2023, respectively	(31,927)	(17,143)
Additional paid-in capital	2,838,549	1,626,501
Retained earnings	53,288	95,447
Noncontrolling interests	15,341	29,687
Total equity	2,875,274	1,734,510
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$9,250,429	$6,803,335

Crescent Cash Flow Statement
(Unaudited)
	Nine Months Ended September 30,
	2024	2023
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$32,262	$181,983
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	640,444	492,879
Deferred tax expense (benefit)	(10,229)	3,988
(Gain) loss on derivatives	4,589	68,211
Net cash (paid) received on settlement of derivatives	(43,011)	(110,775)
Non-cash equity-based compensation expense	131,896	64,648
Amortization of debt issuance costs, premium and discount	9,781	9,175
Loss from debt extinguishment	59,095	—
(Gain) loss on sale of oil and natural gas properties	(19,437)	—
Settlement of acquired derivative contracts	26,291	(48,977)
Other	(27,750)	(17,332)
Changes in operating assets and liabilities:
Accounts receivable	143,868	(105,430)
Accounts receivable – affiliates	1,133	1,310
Prepaid and other current assets	(3,533)	(10,587)
Accounts payable and accrued liabilities	(90,960)	67,396
Accounts payable – affiliates	(27,233)	12,741
Other	11,446	3,670
Net cash provided by operating activities	838,652	612,900
Cash flows from investing activities:
Development of oil and natural gas properties	(467,545)	(471,275)
Acquisitions of oil and natural gas properties, net of cash acquired	(387,775)	(622,698)
Proceeds from the sale of oil and natural gas properties	29,685	24,356
Purchases of restricted investment securities – HTM	(5,332)	(10,651)
Maturities of restricted investment securities – HTM	5,400	10,722
Other	(8,809)	3,308
Net cash used in investing activities	(834,376)	(1,066,238)
Cash flows from financing activities:
Proceeds from the issuance of Senior Notes, after premium, discount and underwriting fees	1,679,125	833,500
Repurchase of Senior Notes, including extinguishment costs	(714,817)	—
Revolving Credit Facility borrowings	2,417,100	1,678,000
Revolving Credit Facility repayments	(1,868,300)	(1,845,449)
Payment of debt issuance costs	(26,637)	(5,461)
Proceeds from the Equity Issuance after underwriting fees	—	145,665
Payment of Equity Issuance costs	—	(2,340)
Redeemable noncontrolling interest contributions	—	1,238
Redeemable noncontrolling interest distributions	(340)	(417)
Repayments of debt acquired in SilverBow Merger, including extinguishment costs	(1,177,138)	—
Dividend to Class A common stock	(45,593)	(23,127)
Cash distributions to redeemable noncontrolling interests initiated by Class A common stock dividend	(24,099)	(45,333)
Cash distributions to redeemable noncontrolling interests initiated by Manager Compensation	(17,580)	(26,207)
Cash contributions from (cash distributions to) redeemable noncontrolling interests initiated by income taxes	(340)	4
Repurchase of redeemable noncontrolling interests related to 2024 Equity Transactions	(22,701)	—
Repurchase of redeemable noncontrolling interests	(8,809)	—
Noncontrolling interest distributions	(11,022)	(3,549)
Noncontrolling interest contributions	4,280	1,771
Cash paid for treasury stock acquired for equity-based compensation tax withholding	(7,536)	(72)
Repurchases of Class A common stock	(7,343)	—
Other	(3,185)	(2,855)
Net cash (used in) provided by financing activities	165,065	705,368
Net change in cash, cash equivalents and restricted cash	169,341	252,030
Cash, cash equivalents and restricted cash, beginning of period	8,729	15,304
Cash, cash equivalents and restricted cash, end of period	$178,070	$267,334

Reconciliation of Non-GAAP Measures
This release includes financial measures that have not been calculated in accordance with GAAP. These non-GAAP measures include Adjusted EBITDAX, Levered Free Cash Flow, Adjusted Net Income, Adjusted Recurring Cash G&A, Adjusted Current Income Tax, Adjusted Dividends Paid and Net LTM Leverage. These supplemental non-GAAP performance measures are used by Crescent’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP measures should be read in conjunction with the information contained in Crescent’s audited combined and consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDAX and Levered Free Cash Flow
We define Adjusted EBITDAX as net income (loss) before interest expense, loss from extinguishment of debt, income tax expense (benefit), depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivatives, equity-based compensation, (gain) loss on sale of assets, other (income) expense and transaction and nonrecurring expenses. Additionally, we further subtract certain redeemable noncontrolling interest distributions made by OpCo and settlement of acquired derivative contracts. We include "Certain-redeemable noncontrolling interest distributions made by OpCo" to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management.

Adjusted EBITDAX is not a measure of performance as determined by GAAP. We believe Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of our operating performance when compared against our peers, without regard to our financing methods, corporate form or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies. In addition, the Revolving Credit Facility and Senior Notes include a calculation of Adjusted EBITDAX for purposes of covenant compliance.

We define Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding non-cash amortization of deferred financing costs, discounts, and premiums, loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, and premiums and SilverBow merger transaction related costs, current income tax benefit (expense), tax-related redeemable noncontrolling interest distributions made by OpCo and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions.

Levered Free Cash Flow is not a measure of liquidity as determined by GAAP. Levered Free Cash Flow is a supplemental non-GAAP liquidity measure that is used by our management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Levered Free Cash Flow is a useful liquidity measure because it allows for an effective evaluation of our operating and financial performance and the ability of our operations to generate cash flow that is available to reduce leverage or distribute to our equity holders. Levered Free Cash Flow should not be considered as an alternative to, or more meaningful than, Net cash flow provided by operating activities as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure, or as an indicator of actual liquidity, operating performance or investing activities. Our computations of Levered Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following table reconciles Adjusted EBITDAX (non-GAAP) and Levered Free Cash Flow (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net income (loss)	$(5,579)	$(131,102)	$32,262	$181,983
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense	61,840	42,200	146,885	102,648
Loss from extinguishment of debt	36,513	—	59,095	—
Income tax expense (benefit)	(1,640)	(20,639)	5,678	4,899
Depreciation, depletion and amortization	251,498	186,492	640,444	492,879
Exploration expense	14,565	—	14,758	1,541
Non-cash (gain) loss on derivatives	(91,672)	197,138	(38,422)	(42,564)
Equity-based compensation expense	88,583	29,492	139,048	64,648
(Gain) loss on sale of assets	12	—	(19,437)	—
Other (income) expense	(1,631)	(917)	(2,405)	(1,206)
Certain RNCI Distributions made by OpCo(5)	(4,656)	(7,030)	(15,438)	(23,765)
Transaction and nonrecurring expenses(6)	56,311	7,989	74,773	14,188
Settlement of acquired derivative contracts(7)	26,291	(13,999)	26,291	(48,977)
Adjusted EBITDAX (non-GAAP)	$430,435	$289,624	$1,063,532	$746,274
Adjustments to reconcile to Levered Free Cash Flow:
Interest expense, excluding non-cash amortization of deferred financing costs, discounts, and premiums	(57,854)	(35,373)	(137,104)	(93,473)
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, premiums and SilverBow Merger transaction related costs	—	—	(14,817)	—
Current income tax benefit (expense)	(3,466)	470	(15,907)	(911)
Tax-related RNCI Contributions (Distributions) made by OpCo	(211)	(20)	(340)	108
Development of oil and natural gas properties	(211,215)	(94,431)	(524,618)	(444,245)
Levered Free Cash Flow (non-GAAP)	$157,689	$160,270	$370,746	$207,753

Reconciliation of Operating Cash Flow to Levered Free Cash Flow (non-GAAP)
The table below reconciles net cash provided by operating activities to Levered Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net cash provided by operating activities	$367,956	$189,344	$838,652	$612,900
Changes in operating assets and liabilities	(85,021)	51,870	(34,721)	30,900
Certain RNCI Distributions made by OpCo(5)	(4,656)	(7,030)	(15,438)	(23,765)
Tax-related RNCI Contributions (Distributions) made by OpCo	(211)	(20)	(340)	108
Transaction and nonrecurring expenses	56,311	7,989	74,773	14,188
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, premiums and SilverBow Merger transaction related costs	—	—	(14,817)	—
Other adjustments and operating activities	34,525	12,548	47,255	17,667
Development of oil and natural gas properties	(211,215)	(94,431)	(524,618)	(444,245)
Levered Free Cash Flow (non-GAAP)	$157,689	$160,270	$370,746	$207,753

Adjusted Net Income
Crescent defines Adjusted Net Income as net income (loss), adjusted for certain items. We include "Certain RNCI distributions made by OpCo" to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management. Management believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance. The GAAP measure most directly comparable to Adjusted Net Income is net income (loss).

The following table presents a reconciliation of Adjusted Net Income (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net income (loss)	$(5,579)	$(131,102)	$32,262	$181,983
Unrealized (gain) loss on derivatives	(91,672)	197,138	(38,422)	(42,564)
Non-cash equity-based compensation expense	81,431	29,492	131,896	64,648
(Gain) loss on sale of assets	12	—	(19,437)	—
Certain RNCI Distributions made by OpCo(5)	(4,656)	(7,030)	(15,438)	(23,765)
Tax-related RNCI Contributions (Distributions) made by OpCo	(211)	(20)	(340)	108
Transaction and nonrecurring expenses(6)	56,311	7,989	74,773	14,188
Settlement of acquired derivative contracts(7)	26,291	(13,999)	26,291	(48,977)
Loss from extinguishment of debt	36,513	—	59,095	—
Tax effects of adjustments(8)	(16,468)	(23,258)	(30,281)	3,033
Adjusted Net Income (non-GAAP)	$81,972	$59,210	$220,399	$148,654

Net LTM Leverage
Crescent defines Net LTM Leverage as the ratio of consolidated total debt to consolidated Adjusted EBITDAX as calculated under the credit agreement (the "Credit Agreement") governing Crescent’s Revolving Credit Facility. Management believes Net LTM Leverage is a useful measurement because it takes into account the impact of acquisitions. For purposes of the Credit Agreement, (i) consolidated total debt is calculated as total principal amount of Senior Notes, net of unamortized discount, premium and issuance costs, plus borrowings on our Revolving Credit Facility and unreimbursed drawings under letters of credit, less cash and cash equivalents and (ii) consolidated Adjusted EBITDAX includes certain adjustments to account for EBITDAX contributions associated with acquisitions the Company has closed within the last twelve months. Adjusted EBITDAX is a non-GAAP financial measure.

September 30, 2024
(in thousands)
Total debt(9)	$3,225,173
Less: cash and cash equivalents	(136,151)
Net Debt	$3,089,022

LTM Adjusted EBITDAX for Leverage Ratio	$2,022,395

Net LTM Leverage	1.5x

Non-GAAP Measures Related to Up-C Structure
Adjusted Recurring Cash G&A
Crescent defines Adjusted Recurring Cash G&A as general and administrative expense, excluding equity-based compensation and transaction and nonrecurring expenses, and including cash distributions initiated by Manager Compensation. We include "Certain RNCI distributions made by OpCo" to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management. Management believes Adjusted Recurring Cash G&A is a useful performance measure because it excludes transaction and nonrecurring expenses and equity-based compensation and includes Manager Compensation as if 100% of OpCo were owned and managed by the Company to reflect consistent measures not impacted by the amount of OpCo's ownership under management, facilitating the ability for investors to compare Crescent's cash G&A expense against peer companies. As discussed elsewhere, these adjustments are made to Adjusted EBITDAX and Levered Free Cash Flow for historical periods and periods for which we present guidance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
General and administrative expense	$159,677	$43,831	$249,532	$106,235
Less: Equity-based compensation expense	(88,583)	(29,492)	(139,048)	(64,648)
Less: transaction and nonrecurring expenses(10)	(53,083)	(834)	(63,215)	(5,061)
Plus: Certain RNCI Distributions made by OpCo(5)	4,656	7,030	15,438	23,765
Adjusted Recurring Cash G&A	$22,667	$20,535	$62,707	$60,291

Adjusted Current Income Tax
Crescent defines Adjusted Current Income Tax as current income tax provision (benefit) plus Tax RNCI Distributions (Contributions) made by OpCo. Management believes Adjusted Current Income Tax is a useful performance measure because it reflects as tax provision (benefit) the amount of cash distributed initiated by income taxes that is otherwise classified as redeemable noncontrolling interest distributions, facilitating the ability for investors to compare Crescent’s tax provision (benefit) against peer companies, and is included in the Company’s Levered Free Cash Flow calculation for historical periods and for periods for which guidance is provided.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Current income tax provision (benefit)(11)	$3,466	$(470)	$15,907	$911
Plus: Tax RNCI Distributions (Contributions) made by OpCo	211	20	340	(108)
Adjusted Current Income Tax	$3,677	$(450)	$16,247	$803

Adjusted Dividends Paid
Crescent defines Adjusted Dividends Paid as Dividend to Class A Common Stock plus Cash RNCI Distributions initiated by Class A common stock dividend. Management believes Adjusted Dividends Paid is a useful performance measure because it reflects the full amount of cash distributed for dividends that is otherwise classified as distributions to redeemable noncontrolling interests, facilitating the ability for investors to compare Crescent’s dividends paid against peer companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Dividend to Class A common stock	$19,562	$9,116	$45,593	$23,127
Plus: Cash RNCI Distributions initiated by Class A common stock dividend	7,911	10,926	24,099	45,333
Adjusted Dividends Paid	$27,473	$20,042	$69,692	$68,460

(1) Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Measures” for discussion and reconciliations of such measures to their most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)The realized price presented above does not include $26.3 million received from the settlement of acquired oil, gas and NGL derivative contracts for the three months ended September 30, 2024. Does not include the $14.0 million paid for the settlement of acquired oil derivative contracts for the three months ended September 30, 2023. Total average realized prices, after effects of derivatives settlements would have been $37.07 and $38.96/Boe for the three months ended September 30, 2024 and September 30, 2023, respectively.
(3)Adjusted operating expense excluding production and other taxes includes lease operating expense, workover expense, asset operating expense, gathering, transportation and marketing expense and midstream and other revenue net of expense.
(4)Crescent does not provide a reconciliation of this measure because the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in or excluded from the GAAP financial measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. Non-GAAP forward-looking measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
(5)In our calculation of Adjusted EBITDAX and Levered Free Cash Flow, we reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management.
(6)Transaction and nonrecurring expenses of $56.3 million and $74.8 million for the three and nine months ended September 30, 2024 were primarily related to our SilverBow merger costs, capital markets transactions and integration expenses. Transaction and nonrecurring expenses of $8.0 million and $14.2 million for the three and nine months ended September 30, 2023 were primarily related to our Western Eagle Ford Acquisitions and system integration expenses.
(7)Represents the settlement of certain commodity derivative contracts acquired in connection with the SilverBow Merger and Uinta Transaction.
(8)Tax effects of adjustments are calculated using our estimated blended statutory rate (after excluding noncontrolling interests) of approximately 16% and 14% for the three and nine months ended September 30, 2024 and approximately 11% and 8% for the three and nine months ended September 30, 2023.
(9)Includes $47.1 million of unamortized discount, premium and issuance costs.
(10)Transaction and nonrecurring expenses (G&A) of $53.1 million and $63.2 million for the three and nine months ended September 30, 2024, were primarily related to our SilverBow merger costs, capital markets transactions and integration expenses. Transaction and nonrecurring expenses of $0.8 million and $5.1 million for the three and nine months ended September 30, 2023, were primarily related system integration expenses.
(11)Current income tax provision (benefit) is the amount of current income tax (benefit) expense recognized in our statements of operations for the three months ended September 30, 2024. Actual cash paid by (refunded to) Crescent for federal and state income taxes for the three months ended September 30, 2024 was $0.9 million.

Company Contact
For additional information, please reach out to IR@crescentenergyco.com.